NEWS RELEASE for June 6, 2007

BIOLASE NAMES JAMES R. LARGENT TO BOARD OF DIRECTORS

- Increases Size of the Board to Seven -

IRVINE, CA (June 6, 2007) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the world’s leading dental laser company, today announced that senior medical executive James R. Largent has been named to its Board of Directors, effective immediately. With the addition, the size of the Board increased to seven members.

Largent, 57, has 30 years of management experience in the medical device and pharmaceutical industries, including 28 years with Irvine, CA-based Allergan Inc. During that period, he gained extensive experience in marketing, business development and strategic planning. For the past five years, Largent has been a consultant to the medical device industry helping clients to build shareholder value by creating sustainable revenue and earnings growth. In this role, he led a lobbying effort for Aliso Viejo, CA-based eyeonics, Inc., an ophthalmic device company, that resulted in the Centers for Medicare & Medicaid Services (CMS) issuing an important new policy allowing for patient shared billing.

Chairman George V. d’Arbeloff said, “We look forward to Jim joining the Board and bringing his reputable experience to bear as we drive to reach our revenue and profitability goals for 2007 and future years. Jim is an exceptional addition to our Board and his advice and participation will be extremely valuable.”

Largent has extensive direct experience in medical devices that began at Piscataway, NJ-based Pharmacia Ophthalmics where he was responsible for launching its U.S. intraocular lens business. Largent also spent a decade during his career at Allergan in its ophthalmic surgical device business where he held progressively responsible positions before the $200 million business was spun out in 2002 as part of Santa Ana, CA-based Advanced Medical Optics. In his last position in the device business at Allergan, he was responsible for global strategic marketing, business development, R&D and manufacturing. Largent spent his last six years with Allergan as Vice President, Strategic Planning in the Corporate Development Department where he was responsible for corporate level strategic planning and business development. Largent currently serves as a director of Newport Beach, CA-based World Am, Inc., a publicly traded start-up technology company.

He graduated from University of California, Irvine, with an MS Administration in Business and a Bachelor of Arts degree in Chemistry, and has completed executive education programs at some of the top university business schools around the country. He currently resides in Santa Ana, CA.

About BIOLASE Technology, Inc.

BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies that advance the practice of dentistry and medicine. The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. Other products under development address ophthalmology and other medical and consumer markets.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jeffrey W. Jones, President & CEO; Richard L. Harrison, Executive Vice President and CFO of BIOLASE Technology, Inc., +1-949-361-1200; or Jill Bertotti, of Allen & Caron, +1-949-474-4300.

07-13

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